UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

____________________________________

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

265 Turner Drive

Durango, Colorado 81303

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 17, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Rocky Mountain Chocolate Factory, Inc. (the “Company” to be held on Friday, August 17, 2018, at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. At the meeting, stockholders will be asked to:

1.	Elect six directors to the Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	Ratify the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019;

3.	Hold an advisory vote to approve the compensation of the Company’s named executive officers; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of the Company’s common stock at the close of business on June 22, 2018 are entitled to notice of, and to vote at, the meeting or any adjournments thereof. The foregoing items of business are more fully described in the proxy statement for the meeting.

On or about July 5, 2018, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement and our 2018 Annual Report on Form 10-K via the Internet and to vote online. The Notice also provides instructions on how stockholders can request a paper copy of these documents and enroll in e-delivery to receive future proxy materials via email.

Each stockholder, even if he or she now plans to attend the meeting, is requested to submit his or her proxy as soon as possible. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors,

/s/ Tracy D. Wojcik
Tracy D. Wojcik
Secretary

Durango, Colorado

June 28, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 17, 2018. The Proxy Statement and our 2018 Annual Report on Form 10-K are available at

www.edocumentview.com/RMCF.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

265 Turner Drive

Durango, Colorado 81303

______________________________________

PROXY STATEMENT

For the 2018 Annual Meeting of Stockholders to be held on August 17, 2018

______________________________________

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, August 17, 2018, at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81301.

Each stockholder, even if he or she plans to attend the Annual Meeting, is requested to promptly submit his or her proxy and voting instructions as soon as possible. Any stockholder of record present at the Annual Meeting may withdraw his or her proxy and vote personally on each matter brought before the Annual Meeting.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. The proxy materials are first being sent to our stockholders on or about July 5, 2018.

This Proxy Statement and our 2018 Annual Report on Form 10-K are available on the Internet at www.edocumentview.com/RMCF.

Purposes of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	To elect six directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified (Proposal 1);

2.	To ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019 (Proposal 2);

3.	To hold an advisory vote to approve the compensation of our named executive officers (Proposal 3); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders Entitled to Vote

The close of business on June 22, 2018 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 5,905,436 shares of our common stock were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 1

How to Vote

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice or the proxy materials were sent directly to you by us. You may vote your proxy via the Internet by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote your proxy by completing and mailing the proxy card included with the proxy materials, via the Internet by following the instructions on the proxy card, or by calling the toll-free number found on the proxy card. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board of Directors.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trustee or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form." You should instruct your broker, bank or other nominee how to vote your shares by following the voting instructions provided by your broker, bank or other nominee. Brokers, banks or other nominees who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares, such as the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2). However, brokers, banks or other nominees do not have authority to vote on “non-routine” items without such instructions. Such “broker non-votes” (shares held by brokers, banks or other nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any non-routine matter to be acted upon. If you are a beneficial owner (i.e., in street name) and you return your signed vote instruction form but do not indicate your voting preferences, your broker, bank or other nominee may not vote your uninstructed shares on any proposal other than Proposal 2.

In addition, you may vote in person at the Annual Meeting as described below under the heading “Attending and Voting at the Annual Meeting.”

Attending and Voting at the Annual Meeting

Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. In order to attend the Annual Meeting, stockholders may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the vote instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also authorize your proxy or submit voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum

A quorum is required to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Abstentions and broker non-votes count as present for purposes of determining a quorum. Shares represented by proxies that are marked “Withhold” with respect to the election of our directors (Proposal 1) will be counted as present in determining whether a quorum is present at the Annual Meeting.

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Required Vote

With respect to Proposal 1 (Election of Directors), you may vote “FOR” any nominee or “WITHHOLD” your vote as to any nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board of Directors are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting. This means that the six director nominees receiving the highest number of “For” votes cast in person or by proxy at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Proxies marked “Withhold” and broker non-votes will have no effect on the outcome of this proposal.

You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal 2 (Ratification of the Appointment of EKS&H LLLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending February 28, 2019) and Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation). To be approved, each of Proposals 2 and 3 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal. Abstentions and broker non-votes are not counted as votes cast in favor or against these proposals and will therefore not have any effect on the outcome of these proposals.

With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal will be the act of the stockholders. Abstentions and broker non-votes will not have any effect on the outcome of these proposals.

Board Recommendations

The recommendation of our Board of Directors is set forth together with the description of each proposal below. In summary, our Board of Directors recommends a vote:

●	“FOR” the election of each of the six director nominees (Proposal 1);

●	“FOR” the ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019 (Proposal 2); and

●	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3).

Solicitation of Proxies

Our Board of Directors is soliciting the proxies for the Annual Meeting. We will bear the entire cost of this solicitation of proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail or telephone by our directors, officers and other employees, who will receive no additional compensation for such services. We may also elect to engage the services of a proxy solicitation firm to assist us in the solicitation of proxies, for which we would expect to pay customary fees and reimburse customary expenses.

Revocation of Proxies

A person giving his or her proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by (1) re-submitting his or her vote online or by telephone, (2) delivering written notice of revocation to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303, (3) duly executing and delivering a proxy for the Annual Meeting bearing a later date, or (4) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.

Voting Results

The voting results will be tallied by the inspector of election appointed for the Annual Meeting and filed with the SEC in a Current Report on Form 8-K within four business days following the Annual Meeting.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 3

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of six members. Upon recommendation of the Nominating Committee, our Board of Directors has nominated Messrs. Crail, Merryman, Mortenson, Engle, Capdevielle and Seabert for election to serve on the Board of Directors until our 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. If a proxy is authorized, but voting directions are not made, the proxy will be voted, unless authority to vote is withheld by the stockholder, “FOR” the election of Messrs. Crail, Merryman, Mortenson, Engle, Capdevielle and Seabert to serve until the 2019 Annual Meeting of Stockholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, proxies may be voted for such other person or persons as shall be determined by the proxy holders in their discretion. The Board of Directors has no reason to believe that any of the persons named below as a nominee for our Board of Directors will be unable, or will decline, to serve as a member of the Board of Directors if elected. Each of the nominees has consented to being named in this Proxy Statement.

Set forth below is certain information concerning each nominee for election as a director:

Name	Title/Position	Age	Director Since
Franklin E. Crail	Chairman of the Board, Chief Executive Officer and President	76	1982
Bryan J. Merryman	Chief Operating Officer, Chief Financial Officer, Treasurer and Director	57	1999
Lee N. Mortenson	Director	82	1987
Clyde Wm. Engle	Director	75	2000
Scott G. Capdevielle	Director	52	2009
Brett P. Seabert	Director	57	2017

The Board of Directors believes that our current directors, as a whole, provide the diversity of experience and skills necessary for a well-functioning board. All of our directors have substantial senior executive level experience. The Board of Directors highly values the ability of individual directors to contribute to a constructive board environment and the Board of Directors believes that the current board members, collectively, perform in such a manner. Set forth below is a more complete description of each director’s background, professional experiences, qualifications and skills.

Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. He has served as our Chief Executive Officer, President and as a director since November 1982, and, from September 1981 to January 2000, he served as our Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry. Mr. Crail has also served as a director for U-Swirl, Inc. (“U-Swirl”), a consolidated subsidiary of the Company, since January 2013. As our co-founder and as our Chief Executive Officer, President and director since 1982, Mr. Crail brings his leadership, extensive experience and knowledge of the Company, the industry, our customers and the investment community to the Board of Directors.

Bryan J. Merryman. Mr. Merryman joined us in December 1997 as Chief Financial Officer and Vice President - Finance. Since April 1999, Mr. Merryman has also served as our Chief Operating Officer and as a director, and since January 2000, as our Treasurer. From January 1997 to December 1997, Mr. Merryman was a principal in Knightsbridge Holdings, Inc., a leveraged buyout firm. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of after-market auto parts, from July 1996 to November 1997, and prior to July 1996, was employed for more than eleven years by Deloitte & Touche LLP, most recently as a Senior Manager. Mr. Merryman also currently serves as Chief Executive Officer of U-Swirl, a position he has held since October 2014, and has served as Chairman of the Board of U-Swirl since January 2013. Mr. Merryman’s extensive operational, accounting and financial expertise, along with his extensive knowledge of our business and broad industry expertise, provides significant value and insights to the Board of Directors.

Lee N. Mortenson. Mr. Mortenson has served on our Board of Directors since 1987. Mr. Mortenson has been engaged in consulting and investment activities since July 2000 and was a Managing Director of Kensington Partners, LLC, a private investment firm, from June 2001 to April 2006. Mr. Mortenson has been President and Chief Executive Officer of Newell Resources LLC, since 2002, providing management consulting and investment services. Mr. Mortenson served as President, Chief Operating Officer and a director of Telco Capital Corporation, a manufacturing and real estate company, from January 1984 to February 2000. He was President, Chief Operating Officer and a director of Sunstates Corporation, a manufacturing and real estate company, from December 1990 to February 2000. Mr. Mortenson was a director of Alba-Waldensian, Inc., an apparel and medical device manufacturing company, from 1984 to July 1999, and also served as its President and Chief Executive Officer from February 1997 to July 1999. Mr. Mortenson has also served as a director of U-Swirl since January 2013. In May 2017, Mr. Mortensen filed a petition for personal bankruptcy under Chapter 7 of the federal bankruptcy laws, which was discharged in August 2017.  Mr. Mortenson’s extensive manufacturing experience, investment expertise and his prior executive leadership experience provides valuable insight to the Board of Directors with respect to our manufacturing operations, strategy and financial success.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 4

Clyde Wm. Engle. Mr. Engle has served on our Board of Directors since January 2000, and previously from December 1987 to August 1995. Mr. Engle is currently the Chairman of the Board, President and Chief Executive Officer of Lincolnwood Bancorp, Inc. (formerly known as GSC Enterprises, Inc.). Lincolnwood Bancorp, Inc. owned the Bank of Lincolnwood until June 2009 when the Bank of Lincolnwood came under control of the Federal Deposit Insurance Corporation. Mr. Engle has also served as a director of U-Swirl since January 2013. Mr. Engle’s extensive executive and board experience brings governance, investment and strategic expertise to the Board of Directors.

Scott G. Capdevielle. Mr. Capdevielle has served on our Board of Directors since June 2009. Mr. Capdevielle founded, and has served as President, Chief Executive Officer and a member of the Board of Directors of, Syndicom, Inc., a software and consulting company, since 2000. Prior to founding Syndicom, Inc., from 1999 to 2000, Mr. Capdevielle was Chief Executive Officer and founder of Untv, Inc., a company pioneering user-generated web video and distribution on the Internet. From 1995 to 1999, Mr. Capdevielle founded and held the position of Chief Technical Officer and a member of the Board of Directors of Andromedia Corporation, a developer of web analytics software to Fortune 1000 companies prior to its sale to Macromedia, Inc. Mr. Capdevielle has been engaged in the software industry since 1993 and has served on several advisory boards and board of directors of technology companies from 1994 to present. Mr. Capdevielle has also served as a director of U-Swirl since January 2013. Mr. Capdevielle’s extensive executive and board experience brings operational, investment, strategic, technology and industry expertise to the Board of Directors.

Brett P. Seabert. Mr. Seabert has served on our Board of Directors since April 2017. Mr. Seabert, a Certified Public Accountant (“CPA”), has 29 years of experience in business management, operations, finance and administration. Mr. Seabert currently serves in various capacities, including as a director or executive officer of various companies, including Tanamera Construction, LLC, a high-end real estate development and construction company (since April 2007), TD Construction, LP, a construction company (since September 2009), Caughlin Club Management Partners, LLC, a health and tennis club and preschool owner and operator (since July 2008), and B&L Investments, Inc., a management and holding company (since March 2003). From 2001 to 2008, Mr. Seabert served as Chief Financial and Operating Officer of Tanamera Commercial Development, LLC. Between 1989 and 2001, Mr. Seabert served in various positions at CMS International, an owner and management company operating several casinos, most recently as Executive Vice President and Chief Financial Officer, including oversight of internal audit, risk management and human resource functions. Mr. Seabert has been primarily engaged in commercial and residential real estate development and construction for the past 17 years. From 1984 to 1989, Mr. Seabert was a practicing CPA with Deloitte & Touche LLP. Mr. Seabert’s extensive management, accounting and financial experience brings operational, investment, and strategic value and insights to the Board of Directors.

Involvement in Certain Other Legal Proceedings

On March 29, 1994, a class action was filed in the Circuit Court for the 21st Judicial District, Centerville, Hickman County, Tennessee against National Development Company, Inc. (“NDI”) and Sunstates Corporation (“Sunstates”) for breach of contract by a class of purchasers (the “Plaintiffs”) of real property in a recreational development developed and marketed by NDI. The Plaintiffs brought the class action to recover for the diminution in value of their properties caused by the failure of NDI to complete the primary lake in the development. On January 19, 1999, Mr. Engle, one of our directors, was added as a defendant to the class action, alleging that Mr. Engle operated the two defendant corporations as his alter ego. On January 24, 2000, the court found the defendants NDI liable for over $2.5 million to the Plaintiffs for the diminution in value of their real property based on a failure to build an adjacent lake as promised. On August 30, 2005, a judgment was entered against Mr. Engle, personally, for the amount of the original judgment plus statutory interest (the “Tennessee Judgment”).

In a related case filed on October 29, 2007 in the Circuit Court for the Second Circuit, State of Hawaii, the Plaintiffs pursued a class action against Mr. Engle and others to set aside fraudulent transfers, for declaratory and injunctive relief and for damages. In that complaint, the Plaintiffs claimed they were unable to collect on the Tennessee Judgment and alleged that Mr. Engle engaged in a scheme to aggressively and fraudulently transfer assets and earnings to his wife to hinder, delay and defraud his creditors. Following a trial, a jury verdict was entered against Mr. Engle on March 3, 2010, whereby he was found to have fraudulently transferred shares of stock valued at $10,768,450 and the jury awarded punitive damages to the Plaintiffs in the amount of $43,073,800. Several post-trial motions were filed after the jury verdict but no judgement was ever entered by the court against Mr. Engle, and no material activity has occurred in this case since March 2010.

Family Relationships

No family relationships exist between any director or executive officer and any other of our directors or executive officers.

BOARD RECOMMENDATION: The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of each of the six director nominees to the Board of Directors.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 5

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We are committed to maintaining sound corporate governance practices. The Board of Directors has formalized several policies, procedures and standards of corporate governance, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

Director Independence

NASDAQ listing rules require that a majority of the Board of Directors be comprised of “independent directors” as defined in NASDAQ listing rules. The Board of Directors has determined that Brett P. Seabert, Lee N. Mortenson, Clyde Wm. Engle, and Scott G. Capdevielle is each an independent director. Messrs. Crail and Merryman are not independent due to their service as executive officers of the Company.

The Board of Directors makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the NASDAQ listing rules, the Board of Directors has made a determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, in accordance with NASDAQ listing rules, we have adopted a Code of Conduct applicable to all our officers, directors and employees. The text of each of the Code of Ethics for Senior Financial Officers and the Code of Conduct (together, the “Codes”) is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com. If we waive, or implicitly waive, any material provision of either of the Codes, or substantively amend either of the Codes, we will disclose that fact on our website within four business days.

Board Meetings

During fiscal year 2018, the Board of Directors held five meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

Board Attendance at the Annual Meeting

Although we encourage our directors to attend the Annual Meeting, we do not have a formal policy regarding directors’ attendance at the Annual Meeting. Messrs. Crail and Merryman attended the 2017 Annual Meeting of Stockholders held in August 2017.

Board Leadership Structure and Role in the Oversight of Risk Management

Since we were founded in 1981, we have employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits us. A combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and Board of Directors. Furthermore, our customers, suppliers and other business partners have always viewed our Chairman/Chief Executive Officer as a visionary leader in our industry, and we believe that having a single leader is good for our business. Accordingly, we believe a combined Chairman/Chief Executive Officer position is the best governance model for our company and our stockholders at this time. The Board of Directors has not specifically designated any director as a lead independent director.

Our Board of Directors oversees our risk management activities and implements its risk oversight functions through delegation to its committees. The Audit Committee is responsible for overseeing our financial reporting processes and systems of internal controls regarding finance and accounting and certain other risk management functions as are delegated to the Audit Committee by the Board of Directors. The Audit Committee provides a forum for communication among the Board of Directors, the independent auditors and our financial and senior management to facilitate open dialogue and promote effective risk management within our Company. In addition, the Audit Committee oversees our whistleblower/complaint procedures for accounting and auditing matters, which procedures provide that complaints or reports of suspected fraud, deficiencies or noncompliance relating to any accounting, internal controls or auditing matters should be promptly reported on an anonymous basis in writing to the chair of our Audit Committee. Similarly, under our Code of Ethics for Senior Financial Officers, persons who become aware of suspected violations of the Code of Ethics for Senior Financial Officers are encouraged to report such suspected violations promptly to the chair of the Audit Committee. Under these policies, the Audit Committee monitors, investigates and makes determinations and recommendations for action to the Board of Directors as a whole with respect to suspected violations. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board of Director’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

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The Board of Directors and its committees encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its planning process.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of these committees operate under a written charter that has been approved by our Board of Directors. Each committee charter is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com.

The following table is a summary of our committee structure and members on each of our committees:

	Audit Committee	Compensation Committee	Nominating Committee
Lee N. Mortenson
Brett P. Seabert
Scott G. Capdevielle
Franklin E. Crail
Bryan J. Merryman
Clyde Wm. Engle

Audit Committee

The responsibilities of our Audit Committee include:

●	Assisting the full Board of Directors;
●	Oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures;
●	Oversight of the Company’s financial statements and the independent audit thereof;
●	Selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and
●	Evaluating the independence and performance of the independent auditors.

The Board of Directors has determined that Lee N. Mortenson is an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus possesses “financial sophistication” as that term is used in applicable NASDAQ listing rules. The Audit Committee held four meetings in fiscal year 2018.

The Board of Directors has determined that each of Brett P. Seabert, Lee N. Mortenson and Scott G. Capdevielle, representing all of the members of the Audit Committee, is an “independent director” under applicable NASDAQ listing rules and SEC regulations applicable to Audit Committee members.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 7

Compensation Committee

The responsibilities of our Compensation Committee include:

●	Assisting the full Board of Directors;
●	Oversee and discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and non-employee directors; and
●	Oversee the Company’s employee benefit plans.

The Compensation Committee has full authority delegated to it by the Board of Directors to determine compensation for our executive officers and non-employee directors. Under applicable corporate laws and regulations, the Compensation Committee may delegate its duties, but did not do so during fiscal year 2018 and does not intend to do so in the future. The Compensation Committee determines compensation for our executive officers based on recommendations from our Chief Executive Officer and Chief Financial Officer. The Chief Executive Officer and Chief Financial Officer are not present during voting or deliberation on their own compensation. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance, leadership ability and responsibilities, current compensation arrangements, and other factors. The Compensation Committee has not historically used compensation consultants in connection with performance of its duties. The Compensation Committee also oversees the administration of the Company’s equity-based compensation plans. The Compensation Committee held one meeting in fiscal year 2018.

The Board of Directors has determined that each of Brett P. Seabert, Lee N. Mortenson and Scott G. Capdevielle, representing all of the members of the Compensation Committee, is an “independent director” under applicable NASDAQ listing rules and SEC regulations applicable to Compensation Committee members.

Nominating Committee

The responsibilities of our Nominating Committee include:

●	Assisting the full Board of Directors;
●	Identifying individuals qualified to become members of the Board of Directors;
●	Approving and recommending to the full Board director candidates; and
●	Determining procedures for the review, approval and recommendation of director candidates.

The Nominating Committee held one meeting in fiscal year 2018.

The Board of Directors has determined that each of Brett P. Seabert, Lee N. Mortenson and Scott G. Capdevielle, representing all of the members of the Nominating Committee, is an “independent director” under applicable NASDAQ listing rules.

Director Nomination Process and Director Qualifications

The purposes of the Nominating Committee include (i) assisting the Board of Directors in identifying individuals qualified to become members of the Board of Directors; and (ii) approving and recommending qualified director candidates to the Board of Directors.

The Nominating Committee will consider director candidates recommended by stockholders when such recommendation is made in writing and (i) delivered pursuant to our Policy on Shareholder Communications with the Board of Directors, and (ii) received by us within the time period specified in our Amended and Restated Bylaws and as set forth in “Deadlines for Submitting Stockholder Proposals and Director Nominations” below.

In determining whether an individual is qualified to serve on our Board of Directors, whether recommended by the Nominating Committee or by stockholders, the Nominating Committee considers relevant factors, including, but not limited to, an individual’s independence, knowledge, skill, training, experience and willingness to serve on the Board of Directors.

We do not have a formal policy with respect to the consideration of diversity in identifying director candidates, however, in reviewing director nominee candidates, the Nominating Committee and the Board of Directors does consider diversity, including diversity of experience, gender, race, ethnicity, skills and backgrounds, so that, as a group, the Board of Directors will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 8

Stockholder Communications with the Board of Directors

The Board of Directors has adopted a Policy on Shareholder Communications with the Board of Directors in order to facilitate stockholder communications with the Board of Directors. Under the policy, stockholders are encouraged to contact the Board of Directors or any individual director or group of directors in writing by sending communications to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, Stockholder Communication. A copy of the Policy on Shareholder Communications with the Board of Directors is available under Corporate Governance on the Investor Relations page of the Company’s website at www.rmcf.com.

EXECUTIVE OFFICERS

The executive officers of the Company and their ages at June 1, 2018 are as follows:

Name	Age	Position
Franklin E. Crail	76	Chairman of the Board of Directors, President and Chief Executive Officer
Bryan J. Merryman	57	Chief Operating Officer, Chief Financial Officer, Treasurer and Director
Gregory L. Pope	52	Senior Vice President - Development
Edward L. Dudley	54	Senior Vice President - Sales and Marketing
Jay B. Haws	68	Vice President - Creative
Donna L. Coupe	52	Vice President - Franchise Support and Training
Ryan R. McGrath	44	Vice President - Information Technology

Please see “Proposal 1 — Election of Directors—Nominees” above for information regarding Messrs. Crail and Merryman.

Gregory L. Pope. Mr. Pope has served as Senior Vice President - Development since May 2004. Since joining the Company in October 1990, he has served in various positions, including store manager, new store opener and franchise field consultant. In March 1996, he became Director of Franchise Development and Support. In June 2001, he became Vice President of Franchise Development, a position he held until he was promoted to his present position.

Edward L. Dudley. Mr. Dudley has served as Senior Vice President - Sales and Marketing since June 2001. Previously, he served as Vice President of Sales and Marketing from January 1997 to June 2001. Prior to joining the Company, Mr. Dudley spent 10 years with Baxter Healthcare Corporation, a medical devices and services company, where he served in a number of senior marketing and sales management capacities, including most recently that of Director, Distribution Services from March 1996 to January 1997.

Jay B. Haws. Mr. Haws has served as Vice President - Creative since August 1991. Since 1981, Mr. Haws had been closely associated with us both as a franchisee and marketing/graphic design consultant. From 1986 to 1991, he operated two Rocky Mountain Chocolate Factory franchises located in San Francisco, California. From 1983 to 1989, he served as Vice President of Marketing for Image Group, Inc., a marketing communications firm based in Northern California. Concurrently, Mr. Haws was co-owner of two other Rocky Mountain Chocolate Factory franchises located in Sacramento, and Walnut Creek, California. From 1973 to 1983, he was principal of Jay Haws and Associates, an advertising and graphic design agency.

Donna L. Coupe. Ms. Coupe has served as Vice President - Franchise Support and Training since June 2008. From 1992 to 1997, she managed franchised Rocky Mountain Chocolate Factory stores in Northern California for absentee owners. Since joining the Company in October 1997, she has served in various positions including Field Consultant, Regional Manager and Director of Franchise Support.

Ryan R. McGrath. Mr. McGrath has served as Vice President - Information Technology since August 2017. Since joining the Company in October 2009, he has served in various positions, including Systems Analyst and Director of Information Technology. Prior to joining the Company he held various operating and information technology roles, including work for Sports Express, a travel logistics company, where he focused on software, database and application development.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 9

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to annual compensation for the years indicated for the Company’s named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Franklin E. Crail,	2018	$355,000	-0-	$41,262 (1)	$ 396,262
Chairman of the Board, Chief Executive Officer and President	2017	$355,000	-0-	$50,091 (1)	$ 405,091

Bryan J. Merryman,	2018	$340,000	-0-	$4,050 (2)	$344,050
Chief Operating Officer, Chief Financial Officer and Director	2017	$340,000	-0-	$3,975 (2)	$343,975

Edward L. Dudley,	2018	$225,000	-0-	$3,375 (2)	$228,375
Senior Vice President – Sales and Marketing	2017	$225,000	-0-	$3,504 (2)	$228,504

_______________________

(1)

Consists of life insurance premiums paid by the Company for fiscal years 2018 and 2017 of $37,212 and $46,116, respectively, and 401(k) plan matching contributions for fiscal years 2018 and 2017 of $4,050 and $3,975, respectively.

(2)	Represents 401(k) plan matching contributions.

Narrative Discussion of Summary Compensation Table

Salary, Bonus and Stock Awards. Base salary and cash bonuses for our named executive officers are reviewed on an annual basis by the Compensation Committee in conjunction with performance and upon the recommendation of Mr. Crail, our Chief Executive Officer, and Mr. Merryman, our Chief Financial Officer. Mr. Crail and Mr. Merryman are not present during voting or deliberation on their own compensation. Base salary adjustments and cash bonuses are awarded on a discretionary basis based on our Company’s overall performance and a subjective review of each named executive officer’s performance. For fiscal year 2018, in light of the Company’s performance and in the interest of the Company and our stockholders, Mr. Crail and Mr. Merryman did not recommend that the Compensation Committee award base salary adjustments or cash bonuses for the named executive officers for fiscal year 2018. The Compensation Committee did not award any salary adjustments or bonus payments in fiscal year 2018.

In addition, in light of the Company’s performance, no equity grants were made to our named executive officers in fiscal years 2018 or 2017.

Benefits. Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. Other elements of compensation for our named executive officers are participation in Company-wide life insurance, long-term disability insurance, medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The named executive officers also receive matching contributions by us under our 401(k) plan at a rate of 25% up to 1.5% of base salary, which is the same benefit available to all salaried employees.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 10

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the number and estimated value of unvested stock awards held by each of the Company’s named executive officers at 2018 fiscal year-end. There were no outstanding stock options for any of our named executive officers at the end of fiscal year 2018.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Franklin E. Crail	4/18/2013	11,667	(1)	$ 142,337

Bryan J. Merryman	4/18/2013	20,000	(1)	$ 244,000

Edward L. Dudley	4/18/2013	8,333	(1)	$ 101,663

____________________________

(1)

Represents restricted stock units (“RSUs”) that vest in six equal annual installments beginning on the first anniversary of the vesting commencement date. The vesting commencement date was July 18, 2013 for RSUs granted on April 18, 2013.

(2)	Based on a price of $12.20 per share, which was the closing price of our common stock as reported on the NASDAQ Global Market on February 28, 2018, the last trading day of fiscal year 2018.

Potential Payments on Termination or Change in Control

We have arrangements with each of our named executive officers providing for post-employment payments under certain conditions, as described below.

Employment Agreements. We have entered into employment agreements with certain of our executives which contain, among other things, "change in control" severance provisions. Specifically, we have entered into employment agreements with Messrs. Crail, Merryman and Dudley. The agreements with each of Messrs. Crail, Merryman and Dudley provide for "at will" employment, which means we or the executive can terminate his employment at any time, with or without “cause” (as defined therein). The employment agreements generally provide that, if we terminate the executive's employment under circumstances constituting a "triggering termination," the executive will be entitled to receive, among other benefits, 2.99 times the sum of (i) the executive's annual salary and (ii) the lesser of (a) two times the bonus that would be payable to the executive for the bonus period in which the change in control occurred and (b) 25% of the executive's annual salary. The executive will also receive an additional payment of $15,500, which represents the estimated cost to the executive of obtaining accident, health, dental, disability and life insurance coverage for the 18-month period following the expiration of COBRA coverage.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 11

A “change in control,” as used in these employment agreements, generally means a change in the control of us following (1) an event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, without the approval of two-thirds of the Board of Directors prior to its occurrence or within 60 days thereafter, (2) a person (an “Acquiring Person”) acquiring direct or indirect beneficial ownership of 20% or more of our then outstanding voting securities, without the approval of two-thirds of the Board of Directors prior to its occurrence or within 60 days thereafter, (3) a merger, consolidation, sale of assets or other reorganization, or a proxy contest in which our Board of Directors prior to the transaction constitutes less than a majority of our Board of Directors after the transaction or (4) the members of our Board of Directors during any consecutive two-year period who at the beginning of such period constituted the Board of Directors cease to be the majority of the Board of Directors at the conclusion of that period. In addition to the foregoing, a change in control shall be deemed to have occurred if, after the occurrence of the event described in clause (2) above that has been approved by a two-thirds vote of the Board of Directors, the Acquiring Person shall have become the beneficial owner, directly or indirectly, of securities representing an additional 5% or more of the combined voting power of our then outstanding voting securities (a “Subsequent Share Acquisition”) without the approval prior thereto or within 60 days thereafter of at least two-thirds of the members of the Board of Directors who were in office immediately prior to such Subsequent Share Acquisition and were not appointed, nominated or recommended by, and do not otherwise represent the interests of, the Acquiring Person on the Board of Directors. Each subsequent acquisition by an Acquiring Person of securities representing an additional 5% or more of the combined voting power of our then outstanding voting securities shall also constitute a Subsequent Share Acquisition (and a change in control unless approved as contemplated by the preceding sentence) if the approvals contemplated above were given with respect to the initial Share Acquisition and all prior Subsequent Share Acquisitions by such Acquiring Person. A “triggering termination” generally occurs when an executive is terminated during a specified period preceding a change in control of us, or if the executive or we terminate the executive’s employment under circumstances constituting a triggering termination during a specified period after a change in control. A triggering termination also includes a voluntary termination by the executive within five business days before an anticipated change in control with the concurrence of two concurring persons (either the Chairman of the Board of Directors or a member of our Compensation Committee) that the change in control is likely to occur during such five-business day period. In such event, the executive must agree to continue to work on an at-will basis, without compensation, until the change in control occurs. If the change in control does not occur within ten business days, the executive must refund the severance payment to us.

2007 Equity Compensation Plan. Our 2007 Equity Incentive Plan provides that in the event of a Company transaction in which all of the named executive officer’s unvested option awards or RSUs are not converted, assumed or replaced by the successor company, such options or RSUs will immediately vest and become exercisable and payable immediately prior to the company transaction. In addition, in the event of a change in control, all of the named executive officer’s unvested option awards and RSUs will immediately vest and become exercisable and payable.

Assuming the applicable triggering event took place on February 28, 2018, the named executive officers would have been eligible for payments set forth in the following table. These payments are estimates. If a specific triggering event had actually occurred, the named executive officer would only receive the payments that applied to that specific triggering event. These payments would come from us if the triggering event occurred before a change in control and from the successor company if after a change in control. As of February 28, 2018, no outstanding stock option awards for our named executive officers were outstanding.

Name	Change in Control Severance Payment ($)(1)	Payment for Continuing Insurance Coverage ($)	RSU Acceleration (2)	Total
Franklin E. Crail	$ 1,326,813	$15,500	$142,337	$1,484,650
Bryan J. Merryman	$ 1,270,750	$15,500	$244,000	$1,530,250
Edward L. Dudley	$ 840,938	$15,500	$101,663	$ 958,101

_________________________

(1)	These amounts are based on 2.99 times 125% of each executive’s base salary in place during fiscal year 2018.

(2)	Based on a price of $12.20 per share, which was the closing price of our common stock as reported on the NASDAQ Global Market on February 28, 2018, the last trading day of fiscal year 2018.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 12

DIRECTOR COMPENSATION

Director Compensation

Non-employee directors are generally compensated with a combination of cash retainers for serving on committees of the Board of Directors and annual equity grants. Our director compensation policy for fiscal year 2018 provided for the following compensation to our non-employee directors:

Cash Retainer. Non-employee directors receive cash retainers for their service on the committees of the Board of Directors and on the Board of Directors. Each non-employee director is paid $3,125 quarterly. Members of our Compensation Committee are paid $750 quarterly, with the chairman of the Compensation Committee being paid $1,500 quarterly. Audit Committee members are paid $500 quarterly, with the chairman of the Audit Committee being paid $1,500 quarterly. Additionally, Audit Committee members receive $250 for each meeting held by phone and $500 for each meeting held in person. Also, an Audit Committee member attending all of the Audit Committee meetings for any fiscal year receives a $1,000 bonus for that year.

Equity Awards. Non-employee directors generally receive annual equity awards under our 2007 Equity Incentive Plan at the discretion of the Compensation Committee. For their service in fiscal year 2018, each non-employee director was granted 2,000 shares of common stock and an additional 500 shares of common stock were granted to the chairman of each of the Audit Committee and the Compensation Committee, unless the non-employee director elected to receive a cash payment in lieu of the equity award. In fiscal year 2018, all of our directors elected to receive the cash payment in lieu of the equity award, and such cash payment was paid in an amount equal to the potential grant date fair value of the equity award.

The following table summarizes the total compensation paid to each of our non-employee directors who served during fiscal year 2018. Messrs. Crail, our Chief Executive Officer and President, and Merryman, our Chief Operating Officer, Chief Financial Officer and Treasurer, do not receive any compensation for their services as directors. See “Executive Compensation” above for information regarding the compensation for Messrs. Crail and Merryman.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Lee N. Mortenson	$59,560	-0-	$59,560
Brett P. Seabert	$43,670	-0-	$43,670
Scott G. Capdevielle	$41,790	-0-	$41,790
Clyde Wm. Engle	$34,540	-0-	$34,540

___________________________

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 13

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EKS&H LLLP (“EKS&H”) has been appointed as our independent registered public accounting firm for the fiscal year ending February 28, 2019. EKS&H was our independent registered public accounting firm for the fiscal year ended February 28, 2018 and has served as our independent registered public accounting firm since fiscal year 2004. Although we are not required to seek stockholder ratification of this appointment, the Board of Directors and the Audit Committee believes it to be sound corporate governance to do so. If the appointment of EKS&H as our independent registered public accounting firm is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. It is expected that representatives of EKS&H will be present at the Annual Meeting, and the representatives of EKS&H will have the opportunity to make any statement they desire and will be available to respond to appropriate questions at the Annual Meeting.

Principal Accountant Audit Fees and Services

For the fiscal years ended February 28, 2018 and 2017, EKS&H billed the approximate fees as follows:

	2018	2017
Audit fees	$155,711	$164,095
Audit-related fees(1)	$ 15,750	$ 15,750
Tax fees(2)	$42,795	$72,096
All other fees	-0-	-0-
Total	$214,256	$251,941

__________________________

(1)

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, and additional compliance procedures related to performance of the review or audit of the Company's financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Such policy requires that all audit and permissible non-audit services to be provided by the independent auditor must be submitted to the Audit Committee for approval at a meeting of the Audit Committee or by unanimous written consent of the Audit Committee in lieu of a meeting. The Audit Committee has determined that the provision of the services listed above is compatible with maintaining the principal accountant's independence, and pre-approved all such services and fees.

BOARD RECOMMENDATION: The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of EKS&H as our independent registered public accounting firm for the fiscal year ending February 28, 2019.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 14

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in the report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company's independent registered public accounting firm is in fact "independent."

The Audit Committee has met and held discussions separately with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended February 28, 2018 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by AU Section 1310, Communications with Audit Committees, as adopted by the PCAOB.

The independent registered public accounting firm also provided to the Audit Committee the written disclosure and letter required by the PCAOB regarding the independent accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors,

Lee N. Mortenson (Chairman)

Brett P. Seabert

Scott G. Capdevielle

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 15

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation.  Although this advisory vote is nonbinding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes.

We encourage stockholders to read the “Executive Compensation” section in this Proxy Statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in fiscal year 2018. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.  The Compensation Committee and our Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in this Proxy Statement.”

BOARD RECOMMENDATION: The Board of Directors unanimously recommends that the stockholders vote “FOR” the advisory vote to approve the compensation of our named executive officers.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 1, 2018, with respect to the shares of our common stock beneficially owned (i) by each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) by each director and director nominee, (iii) each named executive officer set forth in the Summary Compensation Table above and (iv) by all of our directors and executive officers as a group. As of June 1, 2018, 5,905,436 shares of our common stock were outstanding.

The number of shares beneficially owned includes shares of our common stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days of June 1, 2018 through the exercise of options, vesting of RSUs, or through the conversion of another security. For purposes of calculating each person’s or group’s percentage ownership, shares of our common stock issuable upon the exercise of options, vesting of RSUs or through conversion of another security within 60 days of June 1, 2018 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as noted, each beneficial owner has sole investment and voting power with respect to our common stock.

Unless otherwise indicated, the address for each director and named executive officer listed below is c/o Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders:
FMR LLC	590,646	(1)	10.00%
Renaissance Technologies LLC	502,785	(2)	8.51%

Directors and Named Executive Officers:
Franklin E. Crail	490,124	(3)	8.30%
Clyde Wm. Engle	-		*
Bryan J. Merryman	20,000	(4)	*
Edward L. Dudley	39,397	(5)	*
Brett P. Seabert	-		*
Lee N. Mortenson	-		*
Scott G. Capdevielle	5,728		*
All executive officers and directors as a group (11 persons)	707,903	(6)	11.98%

____________________________

* Less than 1%

(1)	Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 12, 2018. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Based solely on the information contained in a filing on Schedule 13G/A filed with the SEC on February 14, 2018. The shares are beneficially owned by Renaissance Technologies LLC and its affiliate, Renaissance Technologies Holdings Corporation. The address of Renaissance Technologies LLC and its affiliates is 800 Third Avenue, New York, New York 10022.

(3)	Includes 5,833 shares issuable upon the vesting of RSUs within 60 days of June 1, 2018 and 42,284 shares held within the Rocky Mountain Chocolate Factory, Inc. 401(K) Plan.

(4)	Includes 10,000 shares issuable upon the vesting of RSUs within 60 days of June 1, 2018.

(5)	Includes 4,167 shares issuable upon the vesting of RSUs within 60 days of June 1, 2018.

(6)	Shares beneficially owned include 30,833 shares issuable to our executive officers and directors as a group upon the vesting of RSUs within 60 days of June 1, 2018.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 17

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was an executive officer, director or beneficial owner of more than 10% of any registered class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 18

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Approving Transactions with Related Persons

The independent members of the Board of Directors have the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance; however, the Board of Directors has not adopted a written policy or procedures governing its approval of transactions with related persons. There were no related person transactions in fiscal year 2017 or 2018.

OTHER INFORMATION

Deadlines for Submitting Stockholder Proposals and Director Nominations

Any proposal that a stockholder wishes to have considered for inclusion in our 2019 proxy materials pursuant to SEC Rule 14a-8 must be received by us at the address below on or before March 7, 2019, unless the date of our 2019 Annual Meeting of Stockholders is more than 30 days before or after August 17, 2019, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2019 Annual Meeting of Stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder’s notice must be delivered to and received by our Secretary at our principal executive offices not less than 45 days or more than 75 days prior to the one-year anniversary of the date we first mailed our proxy materials or Notice of Internet Availability of Proxy Materials (whichever is earlier) for the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal must be received between May 21, 2019 and the close of business on April 21, 2019. However, subject to the last sentence of this paragraph, in the event that the 2019 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 30 days after August 17, 2019, notice by the stockholder to be timely must be received not later than the close of business on the later of the (i) 90th day prior to such annual meeting or (ii) 10th day following the date on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. In no event shall an adjournment or postponement of the 2019 Annual Meeting of Stockholders for which notice has been given, commence a new time period for the giving of a stockholder’s notice.

All stockholder director nominations and proposals must comply with the procedures outlined in our Amended and Restated Bylaws and in SEC regulations regarding the inclusion of stockholder director nominations and proposals in company-sponsored proxy materials. Stockholder director nominations and proposals must be submitted in writing to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303. A copy of our Amended and Restated Bylaws is available under Corporate Governance on the Investor Relations page of our website at www.rmcf.com.

2018 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 15, 2018, is being made available to stockholders along with this Proxy Statement at www.edocumentview.com/RMCF. Stockholders may request to receive an additional copy of our 2018 Annual Report on Form 10-K at no charge by writing to our Secretary at our principal executive offices at 265 Turner Drive, Durango, Colorado 81303.

Householding

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock may only be sent one Notice or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials were delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our Secretary in writing, at 265 Turner Drive, Durango, Colorado 81303, or by telephone at (970) 259-0554.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. | 2018 PROXY STATEMENT | PAGE 19

Other Matters at the Annual Meeting

As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company and its stockholders.

By Order of the Board of Directors,

/s/ Bryan J. Merryman
Bryan J. Merryman
Chief Operating Officer, Chief Financial Officer, Treasurer and Director

June 28, 2018

STOCKHOLDERS ARE URGED TO PROMPTLY VOTE THEIR SHARES AS DIRECTED IN THE PROXY CARD OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

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